Exhibit 1






            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of Meridian Bancorp, Inc. on Form S-8 of our report dated May 6, 1994, on our audits of the financial statements of Commonwealth Bancshares Corporation 401(k) Plan, as of December 31, 1993 and 1992, and for the years ended December 31, 1993 and 1992, incorporated in this Annual Report on Form 11-K/A for the year ended December 31, 1993.


               Parente, Randolph, Orlando, Carey & Associates



400 Market Street
Williamsport, Pennsylvania
July 8, 1994